UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2012

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, MasTec, Inc., a Florida corporation (the “Company”), and its wholly owned subsidiary, MasTec North America, Inc. (“MasTec NA”), are parties to an Amended and Restated Purchase Option Agreement (the “Option Agreement”) with Red Ventures, LLC (“Red Ventures”) and certain of Red Ventures’ affiliates, which granted Red Ventures a purchase option (the “Option”) to acquire MasTec’s wholly owned subsidiary, DirectStar TV, LLC (“DirectStar”), including its subsidiaries. Pursuant to the Option Agreement, Red Ventures could exercise the Option at any time from March 1, 2012 to November 30, 2012.

On May 24, 2012, Red Ventures exercised the Option and entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with MasTec NA, DirectStar and the other parties thereto. Pursuant to the Purchase Agreement, Red Ventures has agreed to purchase, and MasTec NA has agreed to sell, all of the issued and outstanding membership interests in DirectStar (the “Units”) for a purchase price (the “Purchase Price”) equal to approximately $105.6 million. The Purchase Price, which is subject to adjustment in accordance with the terms of the Purchase Agreement, is payable in cash on the closing date. The Purchase Agreement also provides for payment by DirectStar to Red Ventures of accrued and unpaid earn-out payments and sales commissions and a distribution to MasTec NA of all of DirectStar’s remaining cash at closing. The purchase and sale of the Units pursuant to the Purchase Agreement is referred to as the “Transaction”.

The Company expects to close the Transaction during the second quarter of 2012.

Consummation of the Transaction is subject to certain conditions, including, among others, those relating to the accuracy of the parties’ representations and warranties, the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. Either MasTec NA or Red Ventures may terminate the Purchase Agreement if the Transaction has not closed on or prior to July 13, 2012, subject to extension in certain circumstances.

This Current Report on Form 8-K contains “forward looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. When used in this Current Report, the terms “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or its management, are intended to identify forward-looking statements. The Company undertakes no obligation to update, and the Company does not have a policy of updating or revising, these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: May 24, 2012	By:	/s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: Executive Vice President, General Counsel and Secretary